Exhibit 10.36

“CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS[***].”

SOLIDUS PURCHASE ORDER

This Purchase Order (this “Purchase Order”) is made as of December 15th,2020 (the “Effective Date”) by and between Solidus Labs, Inc., a New York corporation having its place of business at 26 Broadway, 8th Floor, New York, NY 10004, on behalf of itself and its affiliates (“Solidus”) and B1 (Gibraltar) Limited, a company incorporated under the laws of Gibraltar, having its place of business at Suite 23, Portland House, Glacis Road, Gibraltar (“Customer”), pursuant to that Solidus License Agreement dated October 1st 2020 (“Agreement”).

Terms not defined herein shall have the meaning ascribed thereto in the Agreement.

Important:

1.

This Purchase Order is IN ADDITION to a previous purchase order entered into between the Parties on October 1st 2020 (“1st PO”). The arrangement and agreements between the parties in the 1st PO remain unchanged.

2.	Similarly, the original proposal dated September 16th 2020 remains unchanged.

3.	For the new services, functions and/or subscriptions ordered hereunder, the Company prepared an updated proposal dated December 1st 2020.

4.	This Purchase Order shall be recognized among the Parties as the “2nd PO”. Any future purchase orders shall be numbered in a similar manner (i.e. 3rd, 4th etc.).

5.	In the event of any conflicting provisions between this Purchase Order and the Agreement, the provisions of this Purchase Order shall prevail.

The Parties agree as follows:

1.	Deliverables: As described in the proposal dated December 1st 2020

2.	Number of Login Credentials: [***]

3.	Activation Date: January 18th, 2021

4.	Purchase Order Term:

5.	Pricing:

•	License fee shall be [***]

•	Additional fee shall apply due to increased # users [***]

•	The pricing model specified in Exhibit A (the Proposal) shall apply.

6.	Payment terms:

•	Implementation fee shall be paid upon the license effective date of 18/01/2021.

•	License and SLA fees for the first year shall be paid annually 30 days after license effective date and due on 18/02/2021.

•	Second year license and SLA fees shall be paid annually on 18/02/2022.

7.	Support and maintenance: As described and outlined in the proposal dated December 1st 2020.

Solidus Labs, Inc.		B1 (Gibraltar) Limited

By:	/s/ Asaf Meir	By:	/s/ Stephen Ellis
Name:	Asaf Meir	Name:	STEPHEN ELLIS
Title:	CEO	Title:	Authorised Signatory

1

EXHIBIT A

SOLIDUS’ PROPOSAL

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BUSINESS PROPOSAL

SOLIDUS LABS

•	Prepared For: [***]

•	Date: December 1st, 2020

•	Version: V9 - MS Extension

•	Pricing & Terms Expire On: December 15th, 2020

CONFIDENTIALITY

This Proposal and all information contained herein, as well as information gathered in, subsequent meetings or conversations related to this project, is confidential and the exclusive property of Solidus Labs Inc., and is to be used solely for the process of selecting a vendor for this particular project.

EXECUTIVE SUMMARY & INTRODUCTION

The financial and reputational damage caused when market manipulation is exposed can be irreparable. Solidus Labs keeps your business in touch with all suspicious accounts’ transactional and trading activity at all times.

Dear [***]

Thank you for allowing Solidus Labs the opportunity to submit a proposal for addressing your current compliance requirements. We appreciate your consideration, and believe that we are uniquely qualified to provide you with the most robust and efficient solution in the marketplace.

Founded by experienced Goldman Sachs FinTech engineers, Solidus Labs brings 30 years of finance and compliance experience into its crypto-native solutions. The firm’s award-winning market surveillance products have been developed in close collaboration with regulators, SRO’s, and FIs around the world in order to detect, investigate and prevent market abuse, manipulation and insider trading in digital assets.

With an install base at more than 30 global sites, we continuously invest in research and development. Solidus Labs is a stable, scalable, and extensible compliance cloud platform. Battle-tested with numerous crypto market participants, including exchanges, regulators, broker-dealers, OTC desks, and asset management firms.

Due to Solidus’ modular approach we can offer an initial monitoring solution that addresses immediate compliance requirements, and empowers you to add functionalities as your business grows. Below you will find additional details relating to the proposed solution.

Our company culture and products attract the industry’s top talent, to form a team of experienced professionals dedicated to customer success., We stand ready to provide expert support and services to our client base during and after the platform implementation.

We look forward to working with you and the entire block.one team!

Sincerely,

Asaf Meir - CEO - Solidus Labs.

The Solidus Labs Difference

Accomplish more with Solidus- by partnering with Solidus Labs, our clients are assured of a solution that leverages their existing policies to improve processes and procedures and introduce best practices. With Solidus Labs, you can:

•	Reduce the risk of regulatory breaches, reputational damage, and financial penalties

•	Detect and prevent regulatory violations using a single, web-based application

•	Implement automated pre-approval and review processes across your organization

•	Save time and resources by streamlining compliance processes and workflows

•	Achieve a paperless compliance process

•	Evaluate, track, and log accounts and user activities and risk levels

•	Create a user-friendly compliance management system for all end-users

Why Choose Solidus Labs:

Crypto Native - Solidus Labs was built from the ground up for the unique challenges of digital assets and the ever-evolving regulatory landscape. Solidus Labs’ “crypto-native” approach, combined with traditional surveillance experience offers a superior solution for this asset class, significantly reducing the need for expensive adaptations, calibration and maintenance, and much more effectively and precisely detecting market abuse in digital assets.	Behavioral based detection models - Best practices from conventional asset surveillance, including a rule-based detection layer, commonly known alerts and workflows, have been considered against the unique challenges posed by digital assets, and ultimately augmented with machine learning, cloud, crypto-native infrastructure and other state-of-the-art technologies to build a solution tailored for digital assets.

Deep Integration – Fully integrate trading systems, open-order systems, KYC/AML process, point solutions, KYT/Blockchain analytics feeds, and research systems.	Completely Configurable and Hierarchical – Solidus Labs provides the highest level of configurability—apply different rule sets by region, jurisdiction, job function, and more.

Entrepreneurial Spirit – We combine the experience and capabilities of a larger company with the agility and flexibility of a smaller enterprise – continuously investing in and developing our software.	Robust Case Management - A suite with near limitless management information availability, both data driven and graphical. Solidus Labs is considered to have the most flexible, elegant, and comprehensive case management in the market.

Evolving Software - Continuous releases/updates each quarter, delivering a comprehensive, user-defined roadmap.	Hosting Agnostic - Solidus Labs can host in either Asia, EU or US, or we can provide a client-hosted option.

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Product Pricing

Licensed Software Modules	Client’s Needs:	Annual License Fee
Unified Case Management Investigate, collaborate, escalate, resolve, and move between cases easily	Entire Module	NA
Market Surveillance (MS) Trade Surveillance for Market Abuse, Manipulation and Insider Trading. Up to [***] per year;	Wash Trade Unusual Traded Price Unusual Trading Volume Spoofing	[***	]
Total License & Features Fees:		[***	]

*Additional Events Volume Fee

Market Surveillance (MS) - [***]

Volume Discount [***]

Example:

•	[***]

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Redacted text

Client Onboarding - [***]

Volume Discount - [***]

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Redacted text

Payment Schedule

Solidus Cloud Platform	Annual Fee		Invoice Schedule	Comments
Year 1	[***	]	Contract effective date:	[***	]
10/30/2020
License effective date:
18/01/2020
			Amount due:	[***	]
Implementation Fee
18/02/2021
Annual fee + SLA fee
Year 2	[***	]	18/02/2022:
Annual fee + SLA fee

Additional Trading Activities	Volume		Annual Fee	Comments
Year 1	NA		NA
Year 2	TBD		TBD

[***]

Support & SLA	Plan		Annual Fee		Comments
Year 1	Standard		[***	]
Year 2	Standard		[***	]

Fee Schedule	Platform Fee		SLA Fee		Total
Year 1	[***	]	[***	]	[***	]
Year 2	[***	]	[***	]	[***	]

Suggested Schedule Statement Of Work. Additional Discovery and Scoping is Needed.

Dedicated account resources: 2 engineers, 1 support engineer, 1 account manager.

Onboarding Steps	Details	Time line
1) Data Analysis

(i) Market Surveillance	Client’s order and trade data schemas, sample files are discussed and documented; Alerting scope and case management workflows are discussed and documented;	Day 30

2) Data Integration

(i) Market Surveillance	Client: Map order/trade data to Solidus provided schema; Set up automated data transfer process;
	Solidus: Set up data connectivity protocol mappings and connectivity; Set up data ingestion process;	Day 60
Jointly: Resolve field mapping and validation issues; test data integration;

3) QA/UAT

(i) Market Surveillance	Set up Order/Trade data processing capacity; Set up Market Surveillance Case management workflow; UAT test, train, and tune Market Surveillance alert typologies;	Day 90

(ii) Environment Set up	Set up Production environment in client’s geographical region; Create Users and team in Dashboard;

4) Implement

(i) Market Surveillance	Phased activation of Market Surveillance alert typologies;	Day 100 - due to previous engagement most likely suggested SoW would be shortened.

Support & Service Level Agreement Fee
Support & SLA Criteria	Standard	Standard Plus	Premium	Premium Plus
Hour x Days	9 x 5	12 x 5	12 x 7	24 x 7
Time Zones	EST / GMT / HKT	EST / GMT / HKT	EST / GMT / HKT	EST / GMT / HKT
Focal point	Desk Support	Desk Support	Desk Support	Account Manager
Email Support	X	X	X	X
Phone Support			X	X
Language	English	English	English	English
	Severity 1: < [***] hrs.	Severity 1: < [***] hrs.	Severity 1: < [***] hrs.	Severity 1: < [***] hrs.
Guaranteed	Severity 2: < [***] hrs.	Severity 2: < [***] hrs.	Severity 2: < [***] hrs.	Severity 2: < [***] hrs.
Response Times	Severity 3: < [***] hrs.	Severity 3: < [***] hrs.	Severity 3: < [***] hrs.	Severity 3: < [***] hrs.
	Severity 4: [***]	Severity 4: [***]	Severity 4: [***]	Severity 4: [***]
Guaranteed Service Level	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]
Selected Option	[***]	[***]	[***]	[***]

Service Level Availability (SLA); Credits

Solidus Labs will use commercially reasonable efforts to strive to maintain Services Availability 24 hours a day, 7 days a week, other than downtime for scheduled maintenance or critical bug fixes. Solidus Labs will strive to give Customer advance notice of any impending downtime 48 hours in advance or, if not possible, as much advance notice as possible, and will strive to perform scheduled maintenance during non-peak hours based on EST – Eastern Standard Time. Solidus Labs cannot and will not be responsible or liable in any manner for any downtime or disruptions or difficulties in accessing the Services that are caused or initiated by its hosting provider or by any other third party, including internet service providers, internet network providers, or cellular networks. Credits will be applied to Service downtime (yearly accumulation ). Any planned downtime or downtime resulting from an Error or Customer maintenance request will not be taken into account for downtime calculation. Credits will be applied against future payments and are the sole remedy for Services downtime.

Annual Accumulation of Service Down Time	Applied Credits	Calculated SLA
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

SEVERITY DEFINITIONS:

Severity 1: Production server or other mission-critical system(s) are down and no workaround is immediately available. Substantial loss of service. All users/customers cannot use the system and require Solidus to have dedicated resources available to work on the issue on an ongoing basis during contractual hours.

Severity 2: Major functionality is severely impaired. Operations can continue in a restricted fashion, although long-term productivity might be adversely affected. A large number of users/customers are affected. A temporary workaround is available.

Severity 3: Partial, non-critical loss of functionality of the software. Impaired operations of some flows, but allows the user to continue using the software. Main workflow and service to users and customers are not affected.

Severity 4: General usage questions. Cosmetic issues, including errors in the documentation.